UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 24, 2009, Cell Therapeutics, Inc. (the “Company”) issued the following press release in connection with its Special Meeting of Shareholders.

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.284.6206

Cell Therapeutics, Inc. Provides Update on
the Special Meeting of Shareholders

January 24, 2009 Seattle—Cell Therapeutics (CTI) (NASDAQ and MTA: CTIC) announced today that the Company will now hold a Special Meeting of Shareholders on February 27, 2009 in lieu of the Special Meeting of Shareholders that was scheduled to take place on February 6, 2009. Shareholders of record at the close of business on February 4, 2009, the record date established by the Board of Directors, will be entitled to vote at the Special Meeting. Updated proxy materials, including an updated accompanying proxy card, will be mailed to investors shortly after the new record date. The new meeting date was established due to administrative reasons at the discretion of the Board of Directors.

Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

F: 206.272.4434

E: media@ctiseattle.com

www.celltherapeutics.com/media.htm

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

Lindsey Jesch Logan

T: 206.272.4347

F: 206.272.4434

E: invest@ctiseattle.com

www.celltherapeutics.com/investors.htm